Exhibit 10.4

RESTRICTED STOCK AGREEMENT

HUTTIG BUILDING PRODUCTS, INC.

2005 NON-EMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

[insert date]

The parties to this Restricted Stock Agreement (this “Agreement”) are Huttig Building Products, Inc., a Delaware corporation (the “Corporation”), and [insert name], a non-employee member of the Board of Directors of the Corporation (the “Participant”).

Pursuant to the terms of the Huttig Building Products, Inc. 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated from time to time (the “Plan”), the Corporation, upon the recommendation of the Management Organization and Compensation Committee (the “Committee”) of the Board of Directors, has determined to award to the Participant [insert number] shares of restricted stock, subject to the terms of the Plan as of the date of this Agreement (the “Grant Date”). As a condition to such award and pursuant to the terms of the Plan, the Corporation and the Participant hereby enter into this Agreement and agree to the terms and conditions set forth herein.

1.	DEFINITIONS.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings contained in the Plan. For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, “Restriction Period” shall mean a period commencing on the Grant Date and ending on [insert date].

2.	AWARD OF HUTTIG SHARES

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards [insert number] shares (the “Restricted Stock”) of the Corporation’s common stock, par value $.01 per share (“Huttig Shares”), to the Participant. The Corporation, the Board of Directors and the Committee do not guarantee the Restricted Stock from loss of value or depreciation.

3.	RESTRICTIONS AND RIGHTS

(a)

During the Restriction Period, the Restricted Stock may not be sold, transferred, assigned or pledged (the “Restrictions”). During the Restriction Period, the Restricted Stock is subject to forfeiture in the event that the Participant attempts to sell, transfer, assign or pledge the Restricted Stock or the Participant violates one of the covenants contained in Section 6 of this Agreement. Except as provided under Section 5 of this Agreement, the Restrictions on the Restricted Stock shall automatically lapse:

(i)	upon expiration of the Restriction Period;
(ii)	in the event of the Participant’s death or upon a Change in Control; or
(iii)	as may be otherwise provided under the terms of the Plan.

(b)	Notwithstanding anything in this Agreement to the contrary, the Committee may, in the Committee’s sole discretion, waive or modify this Agreement to permit the lapse of

Restrictions on all or a portion of the Restricted Stock awarded hereunder prior to the end of the Restriction Period, including, without limitation, upon the Participant’s retirement from service or permanent disability.

(c)

During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.	LEGEND REQUIREMENT

Each stock certificate or book-entry notation evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the “Legend”):

“The sale or transfer of these shares of stock is subject to certain restrictions on transfer as set forth in the Huttig Building Products, Inc. 2005 Non-Employee Directors’ Restricted Stock Plan, as amended and restated from time to time, and in the associated Award Agreement. Copies of such Plan and Agreement may be obtained from Huttig Building Products, Inc., 555 Maryville University Dr., Suite 400, St. Louis, MO 63141.”

5.	TERMINATION OF SERVICE

Subject to the rights of the Committee under Section 3(b), termination of the Participant’s service during the Restriction Period for any reason other than the Participant’s death or a Change in Control shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.	COVENANTS

(a)	The Participant agrees to be bound by all terms and provisions of the Plan, and all such provisions shall be deemed a part of this Agreement for all purposes.

(b)

The Participant agrees to provide the Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Huttig Shares are then listed, or of any applicable federal, state or other law.

(c)

The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Huttig Shares otherwise previously acquired in satisfaction thereof.

7.	ADMINISTRATION AND INTERPRETATION OF PLAN AND AGREEMENT

All terms, conditions and restrictions of the Plan are incorporated herein and made a part hereof as if stated herein. In the event of any conflict between the terms of this Agreement and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period, the Restrictions, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, any applicable agreement or applicable law or with consent of the Participant. The Corporation, the Committee and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock granted hereunder.

This Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

8.	DELIVERY

All certificates or book-entry notations for Restricted Stock awarded under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Huttig Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends, in addition to the Legend required under Section 4 of this Agreement, to be put on any such certificates or book-entry notations to make appropriate reference to such restrictions.

The stock certificates, if any, evidencing the Restricted Stock shall be held in custody by the Corporation or its designee until the Restrictions thereon shall have lapsed and the Committee may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock covered by such award.

As soon as administratively practicable following the lapse of the Restrictions with respect to any of the Restricted Stock without a forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Corporation shall deliver or cause to be delivered to the Participant a certificate or certificates, or in the Committee’s sole discretion, make appropriate book-entry notation on the Company’s books, in each case for the applicable Restricted Stock which shall not bear the Legend required under Section 4 of this Agreement.

Nothing herein shall require the Corporation to issue any Huttig Shares with respect to an award if that issuance would, in the reasonable determination of the Corporation, constitute a violation of rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Huttig Shares are then listed or any applicable federal or state securities law.

9.	DEATH BENEFITS.

The Participant may designate a beneficiary or beneficiaries (contingently or successively) to whom any benefit hereunder and under the Plan is to be paid in the event of his or her death and, from time to time, may change his or her designated beneficiary.  A beneficiary designation shall be made in writing in a form prescribed by the Committee and delivered to the Corporation while the Participant is alive.  If there is no designated beneficiary surviving at the death of the Participant, payment of any death benefit of the Participant shall be paid to the Participant’s executor, administrator or legal representative.

10.	AMENDMENT

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any such amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.	NOTICE

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in the Corporation’s records at the time or to such other address designated in writing by the Participant.

12.	PARTICIPANT ACKNOWLEDGMENT.

By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock granted hereunder shall be final and conclusive.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC.

__________________________________

By:

Title:

PARTICIPANT

____________________________

[insert name]